                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary proxy statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      UNIVERSAL HEALTH REALTY INCOME TRUST
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fees paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 1, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of Universal Health Realty Income Trust (the "Trust") will be held on Thursday, June 1, 1995 at 10:00 AM, at the offices of the Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

          (1) To have the holders of Trust Shares elect two Class III Trustees, such Trustees to serve for a term of three years, until the annual election of Trustees in 1998 and election and qualification of their successors.

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 12, 1995 are entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the meeting in person. IN ANY EVENT, PLEASE MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                          BY ORDER OF THE BOARD OF TRUSTEES

                                                         [SIG]

                                                    KIRK E. GORMAN
                                                       Secretary

King of Prussia, Pennsylvania
April 25, 1995

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished to the shareholders of Universal Health Realty Income Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), in connection with the solicitation of Proxies by the Board of Trustees for use at the Annual Meeting of Shareholders, to be held at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania on Thursday, June 1, 1995 at 10:00 AM, and at any adjournment thereof. This Proxy Statement and related form of Proxy were first sent to shareholders of the Trust on or about April 25, 1995. The Annual Meeting is being held to: (1) elect two Class III Trustees of the Trust, who will serve for a term of three years until the annual election of Trustees in 1998 and the election and qualification of their successors, and (2) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

     A form of Proxy for use at the meeting is enclosed. Any shareholder may revoke a Proxy at any time before the authority granted by it is exercised by giving written notice of revocation to the Secretary of the Trust, by submitting another executed Proxy to the Secretary of the Trust bearing a later date (but prior to the voting of such Proxy), or by attending the meeting and asking (prior to the voting of such Proxy) for the return of such Proxy. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by the Trust prior to the Annual Meeting, be voted FOR the nominees for Trustees.

     Only holders of record of the shares of beneficial interest of the Trust, par value $.01 per share (the "Shares"), at the close of business on April 12, 1995 will be entitled to vote at the meeting. On that date, there were 8,947,192 Shares outstanding. Each Share is entitled to one vote on each of the matters to be presented at the meeting. Shareholders entitled to vote for the election of the Trustees can withhold authority to vote for them. Each nominee will be elected if he receives a plurality of the votes cast. Broker non-votes are treated as shares as to which the beneficial owners have withheld voting authority and therefore are shares not entitled to vote on the matter. As of April 12, 1995, the Trust's current trustees and officers as a group owned of record or beneficially 33,521 Shares, representing less than 1% of the outstanding Shares.

     A copy of the Trust's Annual Report to Shareholders, including financial statements for the year ended December 31, 1994, is enclosed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 15, 1995, the number of Shares and the percentage of outstanding Shares owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, (i) by each person who is known by the Trust to own beneficially more than 5% of its Shares (ii) by each Trustee and each executive officer named in the Summary Compensation Table and (iii) by all Trustees and executive officers of the Trust as a group.

                    NAME AND ADDRESS OF                        AMOUNT AND NATURE OF        PERCENT OF
                    BENEFICIAL OWNER(1)                        BENEFICIAL OWNERSHIP    OUTSTANDING SHARES
- ------------------------------------------------------------   --------------------    ------------------
Universal Health Services, Inc. ("UHS")                               687,692(2)               7.7%
367 South Gulph Road
King of Prussia, PA 19406

Private Capital Management, Inc.                                      624,642(3)               7.0%
3003 Tamiami Trail North
Naples, FL 33940

Idanta Partners, Ltd.                                                 510,924(4)               5.7%
10975 Torreyana Road, Suite 304
San Diego, CA 92121

Daniel M. Cain                                                          2,696                  (6)
Cain Brothers & Company, Inc.
452 Fifth Avenue, 25th Floor
New York, NY 10018

Peter Linneman                                                            700                  (6)
University of Pennsylvania
256 S. 37th St., Third Floor
Philadelphia, PA 19104

Myles H. Tanenbaum                                                      5,000                  (6)
Arbor Enterprises
One Tower Bridge, Suite 800
W. Conshohocken, PA 19428

Alan B. Miller                                                         68,000(5)               (6)

Kirk E. Gorman                                                         31,100(5)               (6)

Michael R. Walker                                                         -0-
Genesis Health Ventures
148 W. State Street
Kennett Square, PA 19348

Charles F. Boyle                                                        5,729(5)               (6)

Cheryl K. Ramagano                                                      5,296(5)               (6)

Timothy J. Fowler                                                      10,000(5)               (6)
3525 Piedmont Rd., N.E.
Atlanta, GA 30305

All Trustees & Executive Officers as a group (9 persons)              128,521(5)               1.4%

- ---------------
(1) Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

(2) UHS has an option to maintain ownership of 5% of the outstanding Shares of the Trust.

(3) Shares are held by Private Capital Management, Inc., a registered investment adviser. Information is based on Amendment No. 1 to Schedule 13G dated February 13, 1995.

(4) Shares are held by Idanta Partners, Ltd., a Texas limited partnership, and its General Partners, David J. Dunn, Dev Purkayastha, and Russell J. Robelen. Information is based on Amendment No. 2 to Schedule 13D dated March 26, 1993.

(5) Includes shares issuable pursuant to stock options to purchase shares of beneficial interest held by officers of the Trust and exercisable within 60 days of February 15, 1995 as follows: Alan B. Miller (50,000); Kirk E. Gorman (25,000); Charles F. Boyle (5,000); Cheryl K. Ramagano (5,000); and Timothy J. Fowler (10,000).

(6) Less than 1%.

                                 PROPOSAL NO. 1
                              ELECTION OF TRUSTEES

     The Trust was organized under the laws of the State of Maryland as a real estate investment trust on August 6, 1986. All Trustees of the Trust assumed their positions with the Trust at the inception of the Trust, with the exception of Mr. Tanenbaum, who was elected in November 1990, and Mr. Gorman and Mr. Walker, who were elected in December 1994. Pursuant to the Declaration of Trust, the Trustees of the Trust have been divided into three classes, with staggered terms. The term of the Trustees in Class III expires at the 1995 Annual Meeting, the term of the Trustees in Class I expires at the 1996 Annual Meeting, and the term of the Trustee in Class II expires at the 1997 Annual Meeting. At each Annual Meeting, Trustees are elected for a term of three years to succeed those in the class whose term is expiring at such Annual Meeting.

     The persons listed below currently constitute the Trust's Board of Trustees. The terms of the Class III Trustees, Kirk E. Gorman and Michael R. Walker, expire at the 1995 Annual Meeting. They have been nominated to be elected for three-year terms. The Trustees have no reason to believe that the nominees will be unavailable for election; however, if the nominees become unavailable for any reason, the Shares represented by the Proxy will be voted for the persons, if any, who are designated by the Board of Trustees to replace the nominees. The nominees have consented to be named and have indicated their intent to serve if elected.

     Pursuant to the Declaration of Trust, a majority of the Trust's Trustees must be "Independent Trustees" with each class of Trustees containing at least one Independent Trustee. The Declaration of Trust defines an "Independent Trustee" as a Trustee who is not an affiliate of Universal Health Services, Inc. ("UHS"), the parent company of the Trust's Advisor, and does not perform any services for the Trust, except as Trustee.

     The following information is furnished with respect to the nominees for election as Trustees and each member of the Board of Trustees whose term of office will continue after the meeting.

                               CLASS OF                    PRINCIPAL OCCUPATION              TRUSTEE
            NAME               TRUSTEE    AGE           DURING THE LAST FIVE YEARS            SINCE
- -----------------------------  --------   ---   ------------------------------------------   -------
NOMINEES FOR TERMS
EXPIRING IN 1998
Kirk E. Gorman                    III     44    President and Chief Financial Officer of       1994
                                                the Trust since 1990, Secretary of the
                                                Trust since December 1994 and Vice
                                                President and Chief Financial Officer of
                                                the Trust since 1987. Senior Vice
                                                President, Treasurer and Chief Financial
                                                Officer of UHS since December 1992.

Michael R. Walker*                III     46    Founder, Chairman and Chief Executive          1994
                                                Officer of Genesis Health Ventures, Inc.
                                                since 1985. Prior thereto, the Founder and
                                                President of Health Group Care Centers,
                                                Inc. (currently Health Care and Re-
                                                tirement Corporation), and the Chief
                                                Financial Officer for the nursing center
                                                division of Hospital Affiliates
                                                International. Director of Renal Treatment
                                                Centers, Inc.

                               CLASS OF                    PRINCIPAL OCCUPATION              TRUSTEE
            NAME               TRUSTEE    AGE           DURING THE LAST FIVE YEARS            SINCE
- -----------------------------  --------   ---   ------------------------------------------   -------
TRUSTEES WHOSE TERMS
EXPIRE IN 1996
Alan B. Miller                      I     57    Chairman of the Board and Chief Executive      1986
                                                Officer of the Trust since 1986. Chairman
                                                of the Board, President and Chief
                                                Executive Officer of UHS since 1978.
                                                Director of GMIS Inc., Genesis Health
                                                Ventures, Penn Mutual Life Insurance
                                                Company, and CDI Corp.

Peter Linneman*                     I     44    Albert Sussman Professor of Real Estate,       1986
                                                Finance, and Public Policy, the Wharton
                                                School of Business--University of
                                                Pennsylvania; Economic Consultant; Senior
                                                Research and Economic Advisor, Eastdil
                                                Realty. Also serves as a Director of
                                                Gables Residential Property Trust,
                                                Rockefeller Center Properties Inc., and
                                                Kranzco Realty Trust.

Myles H. Tanenbaum*                 I     64    Chairman of the Board of Arbor Enterprises     1990
                                                since 1989, President of Arbor Property
                                                Trust (NYSE)(successor to EQK Green Acres,
                                                L.P.) since 1986. Prior thereto, President
                                                and Trustee of EQK Realty Investors, and
                                                CEO/Chairman-General Partner of EQK
                                                Partners. Director of Pep Boys (NYSE) and
                                                Arbor Property Trust, and member of the
                                                Board of Trustees of the University of
                                                Pennsylvania.

TRUSTEE WHOSE TERM
EXPIRES IN 1997
Daniel M. Cain*                    II     50    President, Cain Brothers & Company, Inc.       1986
                                                Prior thereto, senior partner in Cain
                                                Brothers & Company, Inc. since 1982.

- ---------------
* Independent Trustee

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's trustees and executive officers, and persons who own more than ten percent of a registered class of the Trust's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Shares and other equity securities of the Trust. Based on reports filed with the Trust, the Trust believes all required reports of executive officers and Trustees were filed in a timely manner.

                             EXECUTIVE COMPENSATION

     The Trust has no employees and the Trust's officers, who are all employees of UHS of Delaware, Inc., received no cash compensation from the Trust in 1994, 1993 and 1992. The following tables set forth various information with respect to the compensation of the five most highly compensated officers of the Trust. There were no options granted in 1994.

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                ANNUAL COMPENSATION                  AWARDS
                                          --------------------------------   -----------------------
                                                                 OTHER       RESTRICTED   SECURITIES
                                                                 ANNUAL        STOCK      UNDERLYING         ALL
                                 FISCAL   SALARY              COMPENSATION     AWARDS      OPTIONS          OTHER
  NAME AND PRINCIPAL POSITION     YEAR     ($)     BONUS($)       ($)           ($)          (#)       COMPENSATION($)
- -------------------------------  ------   ------   --------   ------------   ----------   ----------   ---------------
Alan B. Miller,                   1994      --        --           --            --             --           --
  Chairman of the Board and       1993      --        --           --            --             --           --
  Chief Executive Officer         1992      --        --           --            --         50,000           --
Kirk E. Gorman,                   1994      --        --           --            --             --           --
  President, Chief                1993      --        --           --            --             --           --
  Financial Officer, Secretary    1992      --        --           --            --         25,000           --
  and Trustee
Charles F. Boyle,                 1994      --        --           --            --             --           --
  Vice President and Controller   1993      --        --           --            --             --           --
                                  1992      --        --           --            --          5,000           --
Cheryl K. Ramagano,               1994      --        --           --            --             --           --
  Vice President and Treasurer    1993      --        --           --            --             --           --
                                  1992      --        --           --            --          5,000           --
Timothy J. Fowler,                1994      --        --           --            --             --           --
  Vice President,                 1993      --        --           --            --         10,000           --
  Acquisitions and Development    1992      --        --           --            --             --           --

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                    VALUE OF
                                                                NUMBER OF SECURITIES               UNEXERCISED
                                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                      SHARES                         OPTIONS AT                    OPTIONS AT
                                    ACQUIRED ON    VALUE         FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                                     EXERCISE     REALIZED   ---------------------------   ---------------------------
               NAME                     (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Alan B. Miller....................         --           --      50,000              0             $0(1)          $0
Kirk E. Gorman....................         --           --      25,000              0             $0(1)          $0
Charles F. Boyle..................         --           --       5,000              0             $0(1)          $0
Cheryl K. Ramagano................         --           --       5,000              0             $0(1)          $0
Timothy J. Fowler.................         --           --      10,000              0         $2,500(2)          $0

- ---------------
(1) The closing sale price of the Shares on the New York Stock Exchange on December 30, 1994 of $16.375 was less than the option exercise price of $16.875 per share.

(2) Based on the difference between the closing sale price of the Shares on the New York Stock Exchange on December 30, 1994 of $16.375 and the exercise price of $16.125.

                     REPORT OF EMPLOYEE BENEFITS COMMITTEE

     The Trust has no employees and the Trust's officers, who are all employees of UHS of Delaware, Inc., receive no cash compensation from the Trust. The Trust historically has not paid any cash compensation to its officers. The Trust has established, however, incentive plans to incentivize those persons to render greater service to the Trust. In 1992, the Trust granted options to purchase 50,000 shares, 25,000 shares, 5,000 shares and 5,000 shares to Alan B. Miller, Chairman of the Board and Chief Executive Officer of the Trust, Kirk E. Gorman, President, Chief Financial Officer, Secretary and Trustee of the Trust, Charles Boyle, Vice President and Controller of the Trust and Cheryl Ramagano, Vice President and Treasurer of the Trust, respectively. In 1993, the Trust granted options to purchase 10,000 shares to Timothy J. Fowler, Vice President, Acquisitions and Development, upon his joining the Trust. Only Mr. Gorman had previously received any compensation from the Trust, a grant of 2,500 shares pursuant to the Trust's Restricted Stock Plan in 1988. No awards were made in 1994.

     The Employee Benefits Committee, which is composed of independent trustees of the Trust, believes that in the absence of cash compensation, it is important to provide the officers of the Trust, including the chief executive officer, an incentive to increase shareholder value by awarding a benefit only if shareholders of the Trust receive a benefit through an increase in the price of the Shares. The Employee Benefits Committee will evaluate from time to time the compensation payable to its officers in light of the performance of the Trust, the individuals involved and competitive factors.

                                                     EMPLOYEE BENEFITS COMMITTEE

                                                           Daniel M. Cain
                                                           Peter Linneman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Daniel M. Cain has from time to time performed investment banking services for the Trust. No compensation was paid to him for any services in 1994.

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        (THE TRUST, S&P 500, PEER GROUP)

                                   UNIVERSAL
                                  HEALTH RE-
      MEASUREMENT PERIOD          ALTY INCOME
    (FISCAL YEAR COVERED)            TRUST          S&P 500       PEER GROUP
1989                                    100.00          100.00          100.00
1990                                     97.80           96.89          117.09
1991                                    177.91          126.42          191.84
1992                                    166.39          136.05          194.38
1993                                    199.76          149.76          232.41
1994                                    217.14          151.74          239.10

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Trust, the peer group and the S&P 500 Composite is based on the stock price or composite index at the end of fiscal 1989.

     The above graph compares the performance of the Trust with that of the S&P 500 and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows: Meditrust, Health Care Property Investors, Inc., Nationwide Health Properties, Inc., American Health Properties, Inc., Health & Retirement Properties Trust, Health Equity Properties, Incorporated and Health Care REIT, Inc. Healthcare America, Inc. (formerly Health Vest), which was included in the peer group index in prior years, has been excluded from peer group index for all years presented above since it is no longer a real estate investment trust.

                               BOARD OF TRUSTEES

MEETINGS OF THE BOARD

     Regular meetings of the Trustees are generally held quarterly, while special meetings are called when necessary. Before each meeting, Trustees are furnished with an agenda and background materials relating to matters to be discussed. During 1994, there were six Board meetings. All Trustees attended at least 75% of the meetings, except Myles H. Tanenbaum who was absent from two meetings, and Michael R. Walker who was appointed as a Trustee in December 1994.

COMPENSATION OF TRUSTEES

     Each Independent Trustee is paid by the Trust annual compensation of $10,000 for service as a Trustee plus $500 for attendance, in person, at each meeting of the Board of Trustees or Committee meeting thereof on a day on which the Board of Trustees does not meet. In addition, the Trust reimburses all Trustees for travel expenses incurred in connection with their duties as Trustees of the Trust. In 1992, the Board of Trustees and the shareholders adopted a Share Compensation Plan For Outside Trustees, pursuant to which Trustees may elect to receive their annual compensation in the form of Shares in lieu of cash. No Trustee elected to receive Shares in 1994.

AUDIT COMMITTEE

     The Audit Committee is responsible for providing assistance to the Board of Trustees in fulfilling its responsibilities relating to corporate accounting and reporting practices and in maintaining a direct line of communication between the Trustees and the independent accountants. It recommends the firm to be appointed independent auditor, reviews the scope and results of the audit with the independent auditors and considers the adequacy of the internal accounting and control procedures of the Company. The Audit Committee met once in 1994. Members of this Committee are Daniel M. Cain and Peter Linneman.

EMPLOYEE BENEFITS COMMITTEE

     The Employee Benefits Committee was established December 1, 1988 and is responsible for administering the Restricted Share Purchase Plan and the Stock Option Plan. It has full authority in its discretion from time to time, and at any time, to select those employees of the Trust, as the term employee is defined in the plans, to whom Shares or options will be granted, to determine the number of Shares subject thereto, the times at which such Shares shall be sold or options granted, the time at which the restrictions on the Shares shall lapse or the options shall vest, and the terms and conditions of the agreements to be entered into by the employees with the Trust. The Employee Benefits Committee did not meet in 1994. Members of this Committee are Daniel M. Cain and Peter Linneman.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

RELATIONSHIP WITH UHS

THE ADVISOR AND THE ADVISORY AGREEMENT

     The Trust, with the approval of the Board of Trustees, including all the Independent Trustees, has entered into an Advisory Agreement with UHS of Delaware, Inc. (the "Advisor"), a Delaware corporation and wholly owned subsidiary of UHS, pursuant to which the Advisor will act as advisor to the Trust with respect to the Trust's operations. Mr. Alan B. Miller serves as Director and President of the Advisor and of UHS. ; Mr. Kirk E. Gorman serves as Director, Vice President and Chief Financial Officer of the Advisor ; Mr. Steve Filton serves as Director, Vice President and Controller of the Advisor ; Mr. Bruce R. Gilbert serves as Secretary of the Advisor. Alan B. Miller is Chairman of the Board and Chief Executive Officer of the Trust, Kirk E. Gorman is President, Chief Financial Officer, Secretary and Trustee of the Trust, Charles F. Boyle is Vice President and Controller of the Trust, Cheryl K. Ramagano is Vice President and Treasurer of the Trust, Timothy J. Fowler is Vice President, Acquisitions and Development, of the Trust, and Bruce R. Gilbert serves as General Counsel to the Trust. All such persons are also employees of the Advisor. Under the Advisory Agreement, the Advisor is obligated to present an investment program to the Trust, to use its best efforts to obtain investments suitable for such program (although it is not obligated to present any particular investment opportunity to the Trust), to provide administrative services to the Trust and to conduct the Trust's day-to-day affairs. In performing its services under the Advisory Agreement, the Advisor may utilize facilities, personnel and support services of various UHS affiliates, including accounting, legal and other services, for which the Advisor will be reimbursed directly by the Trust, but only if such services are first approved by a majority of the Independent Trustees. No additional compensation will be paid by the Trust for these services.

     The term of the Advisory Agreement expired on December 31, 1994. The Board of Trustees, on December 1, 1994, voted to renew the Advisory Agreement for 1995. The Advisory Agreement is renewable annually thereafter by the Trust, subject to a determination by a majority of the Independent Trustees that the Advisor's performance has been satisfactory, and subject to the termination rights of the parties. The Advisory Agreement may be terminated for any reason upon sixty days' written notice by the Trust or the Advisor.

     The Advisory Agreement does not restrict the Advisor from rendering advice to other investors (including other real estate investment trusts) or from managing other investments, including those of investors or investments advised, sponsored or organized by the Advisor. The Advisor also may render such services to joint ventures and partnerships in which the Trust is a co-venturer or partner and to the other entities in such joint ventures and partnerships, and the Advisor is not obligated to present any particular investment opportunity to the Trust. There is no restriction on the right of any director, officer, employee or stockholder of the Advisor, or any affiliate of UHS, to engage in any other business or to render services of any kind to any other corporation, partnership or other entity (including competitive business activities). The Advisor has informed the Board of Trustees that it does not presently intend to provide advisory services to any other real estate investment trust and has agreed to inform the Board of any change in such intention.

     Pursuant to the Advisory Agreement, the Trust paid the Advisor $909,000 in respect of services rendered by the Advisor to the Trust during fiscal 1994. The Advisory Agreement provides that the Advisor is entitled to receive an annual advisory fee equal to .60% of the average invested real estate assets of the Trust, as derived from its consolidated balance sheet from time to time. In addition, the Advisor will be entitled to an annual incentive fee equal to 20% of the amount by which cash available for distribution to shareholders for each year exceeds 15% of the Trust's equity as shown on its balance sheet, determined in accordance with generally accepted accounting principles without reduction for return of capital dividends. No incentive fees were paid during 1994, 1993 or 1992. The advisory fee is payable quarterly, subject to adjustment at year end based upon audited financial statements of the Trust.

PROPERTIES

     The Trust effectively commenced business on December 24, 1986, the closing date for the purchase of properties from certain subsidiaries of UHS (the "Subsidiaries"). In exchange for shares of beneficial interest, $.01 par value, in the Trust, the Trust acquired 10 properties (the "Initial Properties") from the Subsidiaries having an appraised value of approximately $122,000,000. The Initial Properties were immediately leased back to the respective Subsidiaries. In March 1988, the Trust acquired the real property of a 118-bed acute care hospital operated by a subsidiary of UHS for approximately $9,500,000. The Trust concurrently leased the hospital to that UHS subsidiary on a long-term basis. The fixed term of the leases ranges from 10-15 years with up to six additional five-year renewal options. In 1989, two of these facilities consolidated their operations. The leases all provide for minimum rents and additional rents are payable if facility revenues increase. Additional rent is equal to 5% of the increase in facility revenues over a base period until the facility lease rate grows to 13.5% of the Trust's original shareholders' equity. Thereafter, additional rent is equal to 1% of the increase in facility revenues. The obligations under the leases are guaranteed by UHS.

     During 1991, the Trust sold to UHS a 124-bed acute care hospital for its net book value of approximately $5.7 million, which was higher than its appraised value. The real property of this hospital was previously leased to UHS. Also during 1991, the Trust acquired from UHS, for approximately $4.1 million, newly constructed patient buildings on the campus of one of the psychiatric facilities already owned by the Trust.

     In 1992, one of the Subsidiaries of UHS ceased operations at the facility leased by it from the Trust and, in 1993, UHS purchased the real property of that facility from the Trust for approximately $3.2 million, the original purchase price of the facility, which was higher than its appraised value, and resulted in a $371,000 gain, which is included in the Trust's 1993 first quarter results. Also during the fourth quarter of 1993, UHS, the former lessee and operator of Belmont Community Hospital, sold the operations of the facility to Transitional Hospitals Corporation ("THC"), an unaffiliated third party. Concurrently, the Trust purchased certain related real property from UHS for $1 million in cash and a note payable with a carrying value of $963,000 at December 31, 1994. The note payable has a face value of $1 million and is due on December 31, 2001. The amount of interest payable on this note is contingent upon the financial performance of this leased facility and its estimated face value at the end of the initial lease term. The Trust has estimated the total amount payable under the terms of this note and has discounted the payments to their net present value using a 6% rate. In connection with this transaction, UHS's lease with the Trust was terminated, and the Trust entered into an eight year lease agreement with THC for the real property of the Belmont Community Hospital facility.

     During the fourth quarter of 1994, UHS signed a letter of intent to purchase an acute and psychiatric care facility in exchange for cash and two acute care facilities including the real estate assets of Westlake Medical Center ("Westlake"), a 126 bed hospital of which the Trust owns the majority of real estate assets. In exchange for the real estate assets of Westlake and the termination of the lease, the Trust has accepted substitution properties valued at approximately $19 million (approximating the Trust's original purchase price of Westlake) consisting of additional real estate assets currently owned by UHS but related to three acute care facilities (McAllen Medical Center, Inland Valley Regional Medical Center and Wellington Regional Medical Center), currently owned by the Trust and operated by UHS. These additional real estate assets represent major additions and expansions made to these facilities since the purchase of the properties from UHS in 1986. Total annual base rental payments from UHS to the Trust on substituted properties will be $2.4 million, which equals the total base and bonus rental earned by the Trust on the Westlake facility during 1994 ($2.1 million base and $300,000 bonus). Bonus rental on the substituted properties will be equal to 1% of the revenues generated by these additional assets. The guarantee by UHS under the existing leases will continue. The exchange of real estate assets between the Trust and UHS is expected to occur during the second quarter of 1995. All transactions with UHS and the Subsidiaries were approved by the Independent Trustees.

     Lessees that are subsidiaries of UHS have rights of first refusal to purchase the respective leased facilities that are exercisable during, and for 180 days after, the lease terms, and 180-day rights of first refusal at the end of the lease terms to lease the respective facilities. The leases also grant the lessees options, exercisable on at least six months' notice, to purchase the respective leased facilities at the end of the initial lease term or any renewal term at the facilities' then fair market value. The terms of the lease also provide that in the event the lessee discontinues operations at the leased facility for more than one year, the lessee is obligated to offer a substitute property. If the Trust does not accept the substitute property offered, the lessee is obligated to purchase the leased facility back from the Trust at a price equal to the greater of its then fair market value or the original purchase price paid by the Trust.

INDEMNIFICATION AGREEMENT

     In connection with the public offering of securities of the Trust in March 1993, UHS and the Trust agreed to indemnify each other and their respective directors and officers for any liabilities arising from the public offering.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP has been retained by the Board of Trustees, on the recommendation of the Audit Committee, to perform all accounting and audit services during the 1995 fiscal year. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the Shareholders or their representatives.

                        EXPENSES FOR PROXY SOLICITATION

     The principal solicitation of Proxies is being made by mail; however, certain officers and employees of the Trust and of the Advisor, or its affiliates, none of whom will receive additional compensation therefor, may solicit Proxies by telegram, telephone or other personal contact. The Trust will bear the cost of the solicitation of the Proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Shares.

              DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                           NEXT YEAR'S ANNUAL MEETING

     Any proposal that a Shareholder wishes to present for consideration at the 1996 Annual Meeting must be received by the Trust no later than December 27, 1995. This date provides sufficient time for inclusion of the proposal in the 1996 proxy materials.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this Proxy Statement, the Board of Trustees knows of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, the Proxies confer discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment with respect thereto.

     YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                            BY ORDER OF THE BOARD OF TRUSTEES





                                                    KIRK E. GORMAN
                                                       Secretary

King of Prussia, Pennsylvania
April 25, 1995

     A COPY OF THE TRUST'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, UNIVERSAL HEALTH REALTY INCOME TRUST, UNIVERSAL CORPORATE CENTER, 367 SOUTH GULPH ROAD, KING OF PRUSSIA, PENNSYLVANIA 19406.

                        UNIVERSAL HEALTH REALTY INCOME TRUST

P     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR THE ANNUAL MEETING

R                    OF SHAREHOLDERS TO BE HELD ON JUNE 1, 1995

O               Alan B. Miller and Kirk E. Gorman, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full
X power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all shares of Universal Health
Y Realty Income Trust held of record by the undersigned on April 12, 1995 at the Annual Meeting of Shareholders to be held at 10:00 a.m., on Thursday, June 1, 1995 at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof.
         Any and all proxies heretofore given are hereby revoked.

                  (THIS PROXY IS CONTINUED ON REVERSE SIDE)



             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY


                                                          SEE REVERSE
                                                              SIDE

/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES FOR TRUSTEES.

1.  The Election of Trustees:

NOMINEES:  Kirk E. Gorman and
           Michael R. Walker.            Discretionary authority is hereby
                                         granted with respect to such other
   FOR  /  /       /  / WITHHELD         matters as may properly come before
   BOTH                 FROM             the meeting.
 NOMINEES               NOMINEES
                                         The undersigned acknowledges receipt
    For except vote withheld from        of the Notice of Annual Meeting of
    the following nominee;               Shareholders and the Proxy Statement
                                         furnished therewith.
/  /
    ---------------------------           MARK HERE  /  /        MARK HERE /  /
                                          FOR ADDRESS            IF YOU PLAN
                                          CHANGE AND             TO ATTEND
                                          NOTE AT LEFT           THE MEETING

                                         NOTE:  Please sign exactly as name
                                         appears hereon.  Each joint owner
                                         shall sign.  Executors, administrators,
                                         trustees, etc. should give full title.

                                         Signature: _________________Date______

                                         Signature: _________________Date______